Exhibit 99.2
ServerEngines Corporation

ServerEngines Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	June 30,	December 31,
	2010	2009
Assets
Current Assets:
Cash and cash equivalents	$1,438	$4,175
Accounts receivable	5,267	3,595
Inventory	376	251
Prepaids and other current assets	1,662	1,713

Total current assets	8,743	9,734
Property and equipment, net	1,327	1,082
Other long-term assets	1,352	1,698

Total Assets	$11,422	$12,514

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	8,222	$6,083
Accounts payable to founders	85	92
Accrued liabilities	6,189	4,615
Capital lease obligations, current portion	13	17
Notes payable to Emulex Corporation	26,274	25,632
Founders’ notes payable	26,609	25,701
Deferred revenue	2,375	1,915

Total current liabilities	69,767	64,055
Capital lease obligations, less current portion	2	6
Long-term liabilities	1,554	1,896

Total liabilities	71,323	65,957

Stockholders’ Deficit:
Convertible Preferred Stock, $0.001 par value; 5,000,000 shares authorized and 4,250,015 shares issued and outstanding at June 30, 2010 and 2009; liquidation preference of $50,000,000	4	4
Common Stock: $0.001 par value; 40,000,000 shares authorized at June 30, 2010 and 2009. 27,412,355 and 26,425,366 shares outstanding at June 30, 2010 and 2009, respectively	27	26
Additional paid-in capital	55,119	54,516
Accumulated other comprehensive loss	(30)	(26)
Accumulated deficit	(115,021)	(107,963)

Total stockholders’ deficit	(59,901)	(53,443)

Total Liabilities and Stockholders’ Deficit	$11,422	$12,514

See accompanying notes to condensed consolidated financial statements.

ServerEngines Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands)

	For the Six Months
	Ended June 30,
	2010	2009

Net revenues	$16,104	$7,474
Cost of revenue	9,213	4,246

Gross profit	6,891	3,228

Operating Expenses:
Research and development	10,707	10,533
Sales and marketing	597	715
General and administrative	1,136	160

Total operating expenses	12,440	11,408

Loss from Operations	(5,549)	(8,180)
Interest income	—	19
Interest expense	(1,549)	(1,235)
Other expense	—	(1)

Net Loss	$(7,098)	$(9,397)

See accompanying notes to condensed consolidated financial statements.

ServerEngines Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	For the Six Months
	Ended June 30,
	2010	2009

Operating Activities:
Net loss	$(7,098)	$(9,397)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	287	168
Stock based compensation	221	200
Changes in operating assets and liabilities:
Accounts receivable	(1,672)	(535)
Inventory	(125)	(270)
Other assets	397	849
Accounts payable	2,139	(2,349)
Accounts payable to founders	(7)	(2)
Accrued liabilities and long-term liabilities	3,197	2,131
Deferred revenue	460	1,825

Net Cash Used in Operating Activities	(2,201)	(7,380)

Investing Activities:
Purchases of property and equipment	(531)	(273)

Net Cash Used in Investing Activities	(531)	(273)

Financing Activities:
Proceeds from issuance of common stock	8	—
Proceeds from founder’s notes payable		2,980
Principals payments on founders’ notes payable	—	(6,930)
Proceeds from notes payable to Emulex Corporation	—	15,000
Principals payments under capital lease	(8)	(8)

Net Cash Provided by Financing Activities	—	11,042

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(5)	9
Net increase (decrease) in cash and cash equivalents	(2,737)	3,398
Cash and cash equivalents at beginning of period	4,175	43

Cash and cash equivalents at end of period	$1,438	$3,441

Supplemental Disclosure of Non-cash Financing Activity — Common stock issued for accrued non-recurring engineering services rendered in previous years	$375	$—
See accompanying notes to condensed consolidated financial statements.

ServerEngines Corporation
Notes to Condensed Consolidated Financial Statements (Unaudited)
1.	Summary of Accounting Policies

Nature of Business — ServerEngines Corporation (the “Company” or “ServerEngines”) is a technology company incorporated under the General Corporation Laws of the state of Delaware. The company filed its original Certificate of Formation with the State of Delaware on May 8, 2003 as a LLC which was amended on February 7, 2008 when the Company incorporated as a Delaware corporation. The Company was headquartered in Sunnyvale, California, prior to its acquisition by Emulex Corporation on August 25, 2010 (see Note 6) and creates silicon building blocks that enhance the functionality, performance, and security of contemporary servers including tower, rack and blade configurations.

Basis of Presentation — The accompanying condensed consolidated financial statements of ServerEngines include the accounts of the Company and its wholly-owned subsidiary, ServerEngines (India) Private Limited (SEIPL). All significant intercompany accounts and transactions have been eliminated in consolidation.

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. In the opinion of management, all adjustments, consisting of normal recurring items, necessary for a fair presentation of the condensed consolidated financial statements have been included. Operating results for the six months ended June 30, 2010 are not necessarily indicative of the results to be expected for any other interim period or for the fiscal year ending December 31, 2010. These unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the related notes thereto for the year ended December 31, 2009.

Concentration of Credit Risk, Significant Customers, and Significant Suppliers — Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. Substantially all of the Company’s cash and cash equivalents are maintained with one domestic financial institution with a high credit standing. At times, such deposits may be in excess of the federally insured limits. As of June 30, 2010, the Company has placed all of its cash with one financial institution. The Company sells its products to a limited number of companies in similar industries in North America, Asia and Europe, and generally does not require its customers to provide collateral.

Certain customer’s accounts receivable balances at each period end accounted for more than 10% of the total as follows:

		December
	June 30,	31,
	2010	2009

Customer A	41%	25%
Customer B	26%	22%
Customer C	17%	19%

ServerEngines Corporation
Notes to Condensed Consolidated Financial Statements (Unaudited)

*	— Less than 10%
Sales to certain customers accounted for 10% or more of net revenues as follows:

Six Months Ended June 30,	2010	2009

Customer A	28%	19%
Customer B	16%	*
Customer C	15%	16%
Customer D	*	16%

*	— Less than 10%
The Company has single sources for its silicon wafers, its packaging and assembly requirements, and its testing requirements.

Certain vendors account for more than 10% of the total accounts payable at the period ends as follows:

	June 30,	December 31,
	2010	2009

Vendor A	40%	48%
Vendor B	11%	13%
Vendor C	10%	10%
Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues, costs and the disclosure of contingent assets and liabilities to prepare these condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

2.	Balance Sheet Details

Inventory — All inventory balances as of June 30, 2010 and 2009 represent finished goods.

Property and Equipment — Property and equipment, net consist of the following (in thousands):

	June
	30,	December
	2010	31, 2009

Equipment, furniture and fixtures	$3,055	$2,561
Leasehold improvements	225	187

Less accumulated depreciation and amortization	(1,953)	(1,666)

	$1,327	$1,082

ServerEngines Corporation
Notes to Condensed Consolidated Financial Statements (Unaudited)
Accrued Liabilities — Accrued liabilities consist of the following:

	June 30,	December 31,
	2010	2009

Accrued software licenses	$981	$1,056
Accrued rebates	3,329	1,549
Accrued vacation	1,325	1,264
Accrued NRE services	—	375
Other accruals	554	371

	$6,189	$4,615

3.	Notes Payable

Founders’ Notes Payable

Founders of the Company loaned funds to the Company which bear interest at a rate of 7% compounded continuously and have no set maturity date or required payments dates; as such the entire balance is classified as current. The outstanding balance of founders’ notes including principal and interest as of June 30, 2010 and December 31, 2009 was $26,609,000, and $25,701,000, respectively.

The founders also paid certain operating expenses on the behalf of the Company. These amounts are payable upon demand and the Company accrued interest at the same rate that was stipulated for the founders’ notes payable mentioned above. The outstanding balance of accounts payable to founders including principal and interest as of June 30, 2010 and December 31, 2009 was $85,000 and $92,000, respectively.

Note Payable to Emulex Corporation

Emulex Corporation loaned $15,000,000 to the Corporation in March of 2009 and an additional $10,000,000 in December of 2009, bearing interest of 5% per annum. The outstanding principal and accrued interest under the note will be immediately due and payable upon the earlier to occur of December 31, 2010, consummation of financing of net proceeds more than $10,000,000, or a change in control. The outstanding balance of the note payable including principal and accrued interest was $26,274,000 and $25,632,000 at June 30, 2010 and December 31, 2009, respectively. This note is secured by all the assets of the Company.

4.	Common Stock and Stock Options

The Corporation is authorized to issue forty million shares of Common Stock with a par value of $.001 per share.

Restricted Stock - The Company adopted the 2004 Equity Based Incentive Compensation Plan (“RS Plan”) for the purpose of attracting and retaining the services of selected key employees and other service providers. Under this plan, management granted restricted shares to employees and service providers. The restricted shares generally vest over four to five years period, with a 20% to 25% cliff vesting after one year and then ratably on a quarterly basis for the remaining years.

ServerEngines Corporation
Notes to Condensed Consolidated Financial Statements (Unaudited)
Certain restricted share grants also included various other accelerations at specific cliff dates. The Company shall have the right, but not the obligation, to purchase all or part of any vested portion of the granted shares upon the employee’s termination at the fair market value on that date. Such purchase rights shall terminate when the Company’s securities become publicly traded.

During the eighteen months ended June 30, 2010, no shares of Restricted Common Stock units were granted by the Company. Through December 31, 2008, the Company had granted 9,149,150 shares of restricted stock. Restricted shares were valued at their respective grant dates and recorded as compensation expense over the respective vesting terms. Expense is recorded based on the greater of straight-line or cumulative shares vested.

Prior to December 31, 2008, the Company agreed to issue 750,000 shares of common stock to a third party as compensation for certain non-recurring engineering services. As those services were fully rendered prior to December 31, 2008, the Company accrued the then estimated fair value of the common stock of $375,000 as research and development expenses. During the six months ended June 30, 2010, the Company issued the 750,000 shares to the third party.

Total stock-based compensation resulting from the vesting of restricted stock was allocated to the following expense categories:

Six-months ending June 30,	2010	2009

Research and development	$40	$115
Sales and marketing	1	8
General and administrative	1	1

	$42	$124

Equity Option Plan — In April 2008, the Company adopted the 2008 Stock Option Plan (the “Plan”), which provides grants of options to eligible persons including employees, non-employee directors, or consultant or independent contractor to Company or Affiliate. The maximum number of shares that may be issued under the plan is 4,000,000 shares. During the years ended December 31, 2009 and 2008, 2,000,000 and 2,000,000 shares were authorized under the Plan, respectively. The exercise price of an option granted under the Plan shall not be less than 100% of the fair market value on the date of the grant as determined by the Board of Directors, unless the optionee is a 10% stockholder, in which case the option price will not be less than 110% of such fair market value. Options granted generally have a maximum term of 10 years from grant date, are exercisable upon vesting unless otherwise designated for early exercise by the Board of Directors at the time of grant, and generally vest over a four or five year period, with 25% or 20% cliff vesting after one year and then ratably on a monthly basis for the remaining three or four years.

If the Optionee’s Service is terminated by the Company for a period of 90 days from first notification to the Optionee of such termination (the “Trigger Date”), the Company shall have the right, but not the obligation, to purchase from the Optionee all or part of any Shares acquired upon the exercise of the Option and held by the Optionee or the Optionee’s successor on the Trigger Date for the fair market value of such Shares as of the Trigger Date.

ServerEngines Corporation
Notes to Condensed Consolidated Financial Statements (Unaudited)
Employee Stock Options — Between January 2008 and December 31, 2009, 2,788,000 options were granted to employees, expiring ten years from the date of grant, with exercise prices ranging from $0.15 to $1.57 per share for Common Stock under the Plan. Substantially all options vest over four to five years from grant date.

Stock option activity for the six months ended June 30, 2010 is as follows:

			Weighted
	Options		Average	Weighted
	Available for	Options	Exercise	Average Grant
	Grant	Outstanding	Price ($)	Date Fair Value

Balance, December 31, 2009	1,441,840	2,495,100	$1.04	$0.65
Options forfeited or cancelled	46,182	(46,182)	1.09	0.56
Options exercised	—	(11,900)	0.64	0.38

Balance, June 30, 2010	1,488,022	2,437,018	$1.06	$0.65

As of June 30, 2010, there was $959,000 of total unrecognized compensation cost related to nonvested stock options which is expected to be recognized over 2.85 years.

Total stock-based compensation was allocated to the following expense categories:

Six-months ending June 30,	2010	2009

Research and development	$167	$72
Sales and marketing	9	2
General and administrative	3	2

	$179	$76

5.	Comprehensive Loss
Comprehensive loss for the six months ended June 30, 2010 and 2009 consists of the following components (in thousands):

Six-months ending June 30,	2010	2009

Net loss	$(7,098)	$(9,397)
Foreign currency translation adjustment	(4)	12

Comprehensive loss	$(7,102)	$(9,385)

6.	Subsequent Event

On August 25, 2010, the Company was acquired by Emulex Corporation. The terms of the agreement included the payment of approximately $54.8 million in cash and the issuance of eight million shares of Emulex stock valued at $67.4 million. The agreement further provides for the issuance of an additional four million shares of Emulex stock, which will be issuable if

ServerEngines Corporation
Notes to Condensed Consolidated Financial Statements (Unaudited)
ServerEngines’ business achieves two post-closing milestones, the last of which is targeted for completion by the end of 2011. The first milestone was achieved on September 30, 2010 and two million shares of Emulex stock were issued, of which 200,000 shares are held in escrow.
Subsequent events have been evaluated through November 10, 2010, which is the date the financial statements were issued.